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                                                                    EXHIBIT 5.01

                      [LETTERHEAD OF FENWICK & WEST LLP]

                               October 16, 2000

Exodus Communications, Inc.
2831 Mission College Blvd.
Santa Clara, CA  95054


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you ("you" or the "Company") with the Securities and Exchange Commission (the "Commission") on or about October 16, 2000 in connection with the proposed exchange by you of $1,000,000,000 aggregate principal amount of the Company's unsecured 11 5/8% Senior Notes due 2010 and (Euro)200,000,000 aggregate principal amount of the Company's unsecured 11 3/8% Senior Notes due 2008 to be issued pursuant to the Registration Statement (the "New Notes") for $1,000,000,000 aggregate principal amount of your outstanding unsecured 11 5/8% Senior Notes due 2010 and (Euro)200,000,000 aggregate principal amount of your outstanding unsecured 11 3/8% Senior Notes due 2008 issued on July 6, 2000 (the "Old Notes").

     In rendering this opinion, we have examined the following:

     (1) Your Annual Report on Form 10-K, as amended, for the year ended December 31, 1999;

     (2) Your Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     (3) Your Current Reports on Form 8-K filed with the Commission on April 7, 2000, June 21, 2000, June 30, 2000, September 28, 2000 and October 13,
          2000;

     (4) the Registration Statement, together with the exhibits filed as a part thereof;

     (5)  the Prospectus prepared in connection with the Registration Statement;

     (6) the minutes of meetings and actions by written consent of the Board of Directors and Pricing Committee dated June 20, 2000 and June 28, 2000 that are contained in your minute books that are in our possession;

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

     (8) the opinion of Winthrop, Stimson, Putnam & Roberts (the "Winthrop Opinion") of even date herewith with respect to matters governed by the laws of the State of New York; and
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Exodus Communications, Inc.
October 16, 2000
Page 2


     (9)  the Old Notes.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of the information referred to above or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to
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believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and, with respect to the validity of corporate action and the requirements for issuing notes, of the State of Delaware. With respect to the opinion in clause (ii) of the paragraph below, we have relied solely on the Winthrop Opinion subject to the same limitations and exceptions that apply to the Winthrop Opinion as stated therein.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the exchange of any New Notes for Old Notes, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such New Notes and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such New Notes.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions expressed below, we are of the opinion that, when duly executed by the Company and duly authenticated in accordance with the terms of the Indentures dated July 6, 2000 between the Company and Chase Manhattan Bank and Trust Company, National Association (the "Indentures") as amended by the related Instruments of Resignation, Appointment and Acceptance dated September 6, 2000 among Exodus Communications, Inc., Chase Manhattan Bank and Trust Company, N.A. and HSBC Bank USA (the "Instruments of Resignation"), the Exchange and Registration Rights Agreements dated July 6, 2000 among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, FleetBoston Robertson Stephens Inc. and Thomas Weisel Partners LLC (the "Exchange Agreements") and the letters of transmittal (the forms of which are filed as an exhibit to the Registration Statement) and delivered against exchange therefor of the Old Notes pursuant to the exchange offer described in the Registration
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Exodus Communications, Inc.
October 16, 2000
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Statement, the New Notes will be (i) validly issued and (ii) will constitute valid and binding obligations of the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding of law or in equity), and by an implied covenant of good faith, fair dealing and reasonableness.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the purpose of the above exchange of the New Notes for Old Notes and is not to be relied upon for any other purpose.

                                         Very truly yours,

                                         FENWICK & WEST LLP

                                         By: /s/ Horace L. Nash
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                                             Horace L. Nash, Partner